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                                                                       Exhibit 5
[LETTERHEAD OF SIDLEY & AUSTIN APPEARS HERE]



                               December 16, 1996



MoneyGram Payment Systems, Inc.
7401 West Mansfield Avenue
Lakewood, Colorado 80235

           Re:  MoneyGram Payment Systems, Inc.
                Registration Statement on Form S-8
                ----------------------------------

Ladies and Gentlemen:

           We have acted as counsel for MoneyGram Payment Systems, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 1,200,000 shares of common stock, par value $.01 per share, of the Company (the "New Shares") to be offered to participants in the Company's 1996 Stock Option Plan (the "Stock Option Plan") and the Company's 1996 Broad-Based Stock Option Plan (together with the Stock Option Plan, the "Plans").

           We are familiar with the Certificate of Incorporation and the By-laws of the Company and all amendments thereto and resolutions of the Board of Directors and the sole stockholder of the Company relating to the Plans and the Registration Statement.

           In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

           Based upon the foregoing, we are of the opinion that:

           1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

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[LETTERHEAD OF SIDLEY & AUSTIN APPEARS HERE]

MoneyGram Payment Systems, Inc.
December 16, 1996
Page 2


          2. Each New Share issued pursuant to either Plan will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) such New Share shall have been duly issued and sold in the manner contemplated by the applicable Plan; and
(iii) a certificate representing such New Share shall have been duly executed, countersigned and registered and delivered to the purchaser thereof upon payment of the agreed consideration therefor (but not less than the par value thereof) in accordance with the terms of the applicable Plan.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the New Shares.

          This opinion is limited to the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons from whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Securities and Exchange Commission.


                              Very truly yours,



                              Sidley & Austin